EXHIBIT 23.3


           [LETTERHEAD OF MANNING ELLIOTT LLP, CHARTERED ACCOUNTANTS]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 2005, included in the Registration Statement on Form SB-2 Amendment No. 1 and related Prospectus of Manaris Corporation for the registration of shares of its common stock.


/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 11, 2006